COOPERS                                   Coopers & Lybrand L.L.P.
& LYBRAND
                                          a professional services firm




                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Parker-Hannifin Corporation on Form S-3 of our report dated August 3, 1995, on our audits of the consolidated financial statements and financial statement schedule of Parker-Hannifin Corporation as of June 30, 1995 and 1994, and for the years ended June 30, 1995, 1994, and 1993. We also consent to the reference to our firm under the caption "Experts."






                                                 COOPERS & LYBRAND L.L.P.
                                                 COOPERS & LYBRAND L.L.P.


Cleveland, Ohio
April 23, 1996